Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Frank Phillet, Chief Executive Officer and Chief Financial Officer of Kid’s Book Writer Inc. (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended April 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 29, 2009	By:	/s/ Michael Frank Phillet
Michael Frank Phillet
President, Chief Executive
Officer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kid’s Book Writer Inc.. and will be retained by Kid’s Book Writer Inc. and furnished to the Securities and Exchange Commission or its staff upon request.